UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2016

EZJR, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53810

Nevada	30-0802599
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

8250 W. Charleston Blvd. Ste 110 Las Vegas, NV	89117
(Address of principal executive offices)	(Zip Code)

702-544-0195

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 2 to the Form 8-K to correct the name of the beneficial owner of Cabello Real Ltd. in the Security table.

2

Item 1.01 Entry into a Material Definitive Agreements.

On November 28, 2016, the Board of Directors (the “Board”) of EZJR, Inc. (“EZJR” or “the Company”) ratified and approved an Asset Share Purchase & Business Agreement with Cabello Real Ltd. (“Cabello”), a private United Arab Emeritus company to acquire the exclusive U.S. rights to the Her Imports trademark. In exchange for these rights the Company has issued to Cabello 10 million shares of unregistered non-voting callable preferred stock and 15,000,000 unregistered common stock in EZJR. In addition to these rights, EZJR also purchased certain other assets owned by Cabello including customer lists and various digital content. Simultaneously, EZJR terminated its Marketing and Selling Agreement with Her Holding Inc. Because of this termination EZJR will recognize a one-time non-cash charge of approximately $1.3 million due to the write-off an intangible asset related to restricted common shares issued to Her Holdings as part of a royalty reduction agreement and forgiveness of certain advances to Her Holdings. (See Exhibit 10.15 entitled “Software Maintenance Agreement” and Exhibit 10.16 entitled “Notice of Cancellation of Marketing and Selling Agreement”).

Also, on November 28, 2016, following Board ratification, the Company executed a Share Purchase and Lockup Agreement between the Company and the following related parties that are related to one another: (a) Admaxofferes.com (“Admax”); (b) Edward Zimbardi (“Zimbardi”); and (c) Brenda Zimbardi (the “Sellers”). The Company and the Sellers are referred to herein collectively as the “Parties.” Under this agreement, the company repurchased 500,000 shares of unregistered shares of the Company’s common stock for $25,000 in cash or $.05 per shares. These shares were subsequently retired. After the completion of this sale the Seller will own 1,000,000 shares. Under the agreement Admax agrees not to liquidate any of its remaining shares until these shares are registered with the Securities and Exchange Commission. In turn, EZJR agreed to file a registration statement with the Securities and Exchange Commission to register these shares within 60 days of the stock of EZJR trading on any Exchange. If the registration statement is not filed within the 60-day period, EZJR agreed to pay Seller a penalty of $1,000 per month. (See Exhibit 10.17 entitled ” Share Purchase and Lockup Agreement”).

The number of shares of common stock of EZJR issued and outstanding prior to the Asset Share Purchase & Business Agreement with Cabello and Share Purchase and Lockup Agreement with Admax was approximately 35,299,576 shares outstanding, and immediately after these agreements there was approximately 49,799,576 shares outstanding.

Item 3.02 Unregistered Sales of Equity Securities

On November 28, 2016, in connection with the Asset Share Purchase & Business Agreement, EZJR agreed to issue 15,000,000 shares of its unregistered restricted common stock and 10 million shares of unregistered non-voting callable preferred stock to Cabello in exchange for the exclusive U.S. rights to the Her Imports trademark and to purchase certain other assets owned by Cabello including customer lists and various digital content.

Before Cabello received its unregistered securities, they were known to EZJR and its management, through long-term pre-existing business relationship. EZJR did not engage in any form of general solicitation or general advertising in connection with this transaction. The shareholders were provided access to all material information, which they requested and all information necessary to verify such information and was afforded access to our management in connection with this transaction. The shareholder of Cabello acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions.

3

EZJR relied upon Section 4(2) of the Securities Act for the offer and sale. EZJR believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale.

Item 5.01. Changes in Control of Registrant.

In connection with the Software Maintenance Agreement, described in Section 1.01 of this Current Report on Form 8-K, EZJR on November 28, 2016 issued 15,000,000 unregistered restricted shares of its common stock from its treasury to Cabello. As a result, Leader will own approximately 57.0% of the EZJR’s common stock immediately following the close of the Software Maintenance Agreement.

SECURITY OWNERSHIP OF BENEFICIAL OWNERSHIP AND MANAGEMENT

The following table sets forth information as of the date hereof with respect to the beneficial ownership of the outstanding shares our common stock immediately following execution of the Asset Purchase Agreement by (i) our officers and directors; (ii) each person known by us to beneficially own five percent (5%) or more of our outstanding shares; and (iii) our officers and directors as a group.

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class (1)

Barry Hall Executive Chairman, CEO & CFO	Common	750,000	1.5%

Denis Betsi CTO and Director	Common	-0-	0.0%

Juan Hernández Director	Common	-0-	0.0%

Leader Act Ltd HK Shareholder (2)	Common	21,472,339	42.5%

Cabello Real Ltd. Shareholder (3)	Common	15,000,000	30.1%

Eagle Advantage Holdings Limited Shareholder (4)	Common	4,100,100	8.2%

Total Officers and Directors as a Group (3 persons)	Common	750,000	1.5%

4

(1)	Percent of Class is based on 49,799,576 common shares issued and outstanding.

(2)	Leader Act Ltd HK, a private Nevada corporation, 3212 East 21st Avenue, Vancouver, British Columbia V5M 2X2, Canada. Aymen Boughanmi is beneficial owner who has the ultimate voting control over 20,472,339 shares held in the name of Leader Act Ltd HK.

(3)	Cabello Real Ltd., a private United Arab Emeritus corporation, Level 23 Boulevard Plaza Tower 2 Emaar Boulevard, Dubai, United Arab Emirate. Mark Gunter Nierada is beneficial owner who has the ultimate voting control over 15,000,000 common shares held in the name of Cabello Real Ltd. Additionally, Cabello owns 10 million shares of unregistered non-voting callable preferred stock.

(4)	Eagle Advantage Holding Limited, a private Seychelles corporation, 1301 Bank of America Tower 12 Harcourt Road, Hong Kong owned 100,000 common shares and is the sole shareholder of Her Holding Inc., a private Nevada corporation which owns 4,000,000 common shares. Aymen Boughanmi is beneficial owner who has the ultimate voting control over 4,100,000 shares held in the name of Eagle Advantage Limited and Her Holding Inc.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Incorporated by reference
Exhibit	Exhibit Description	Filed herewith	Form	Period Ending	Exhibit	Filing Date

10.15	Asset Share Purchase & Business Agreement between EZJR, Inc. and Cabello Real Ltd. dated November 28, 2016	X

10.16	Notice of Cancellation of Marketing and Selling Agreement between EZJR, Inc. and Her Holding Inc. dated November 28, 2016	X

10.17	Share Purchase and Lockup Agreement between EZJR, Inc. and Admaxoffers.com dated November 25, 2016	X

5

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EZJR, Inc.
Date: December 5, 2016

By:	/s/ Barry Hall
Name:	Barry Hall
Title:	Chairman, CEO & CFO

6